UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Exchange Securities Act of 1934

Date of Report (Date of earliest event reported):
September 18, 2003

TROY GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24413	33-0807798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2331 South Pullman Street Santa Ana, California		92705
(Address of Principal Executive Offices)		(Zip Code)

(949) 250-3280
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

TROY Group, Inc. (the “Company”) today announced that its stockholders had voted against approval of the merger agreement between TROY and Dirk Inc., a company controlled by Patrick J. Dirk, the founder of TROY, and his family members, pursuant to which Mr. Dirk and his family members would have acquired the outstanding shares of TROY common stock that they do not already own at a price of $2.76 per share in cash.

Attached and incorporated herein by reference in its entirety as Exhibit 99.1 is a copy of the press release.

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Not Applicable

(b)  Pro Forma Financial Information.

Not Applicable

(c)  Exhibits.

99.1                           Press Release of Troy Group, Inc. issued September 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROY GROUP, INC.

By:	/s/ PATRICK J. DIRK
Patrick J. Dirk
Chairman, President and Chief Executive Officer
Dated: September 18, 2003

TROY GROUP, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit No	Description	Method of Filing

99.1	Press Release of Troy Group, Inc. issued September 18, 2003	Filed herewith.